UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 9, 2009
GOLDEN ARIACORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	333-130934 (Commission File Number)	20-1970188 (IRS Employer Identification No.)
#950 - 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
Registrant's telephone number, including area code: (604) 602-1633
( #604 – 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02 Appointment of Chief Financial Officer

On October 9, 2009 we entered into an initial six-month Management agreement, thereafter month to month, with BKB Management Ltd., a consulting company controlled by Bal Bhullar, whereby Bal Bhullar will act as the Chief Financial Officer for the Company.

Ms. Bhullar brings over 18 years of diversified financial and risk management experience in both private and public companies, in the industries of high-tech, film, mining, marine, oil & gas, energy, transport, and spa industries.  Among some of the areas of experience, Ms. Bhullar brings expertise in financial & strategic planning, operational & risk management, regulatory compliance reporting, business expansion, startup operations, financial modeling, program development, corporate financing, and corporate governance/internal controls.  Previously, Ms. Bhullar has held various positions as President of BC Risk Management Association of BC, and served as Director and CFO of private and public companies.  Currently, Ms. Bhullar serves as a Director and CFO for Bare Elegance Medspa, a CFO for ISEE3D Inc., and is CFO and a Director of Lexaria Corp.

Ms. Bhullar is a Certified General Accountant and as well holds a CRM designation from Simon Fraser University and a diploma in Financial Management from British Columbia Institute of Technology.

Item 5.02 Appointment of Chief Technical Officer

On October 9, 2009 we entered into a month to month Management agreement with Mark Snyder., whereby Mark Snyder will act as the Chief Technical Officer of the Company.

In 1985 Mark Snyder developed one of California’s first large scale bio energy conversion projects where a significant client was enabled to produce electric power from agricultural waste and heat 20 acres of greenhouses for agriculture. Mark was selected by the Clinton Administration to serve on a White House Council addressing the needs of our National Electrical Infrastructure in anticipation of the Y2K Conversion.

Co-founded Clean Air USA and has partnered with Willie Nelson Biodiesel to bring clean alternative fuels to California. Mark helped champion Solar Rights in California. Using the appeal of the Green Ribbon Home™ and California’s Solar Rights Law, Mark has had success in changing the electric metering in parks to net metering, which has opened up the solar power market to millions of Californians that currently reside in master metered dwellings.

Item 5.02 Resignation of Chief Financial Officer

On October 9, 2009 Golden Aria Corp accepted the resignation of Chris Bunka as its Chief Financial Officer, who remains Chairman, Chief Executive Officer, and Secretary.

Item 1.02 Termination of a Material Definitive Agreement

On October 9, 2009, Golden Aria Corp. and CAB Financial services terminated the Controller Agreement dated May 13, 2009.

Item 9.01  Financial Statements and Exhibits

10.1

Management Agreement between Golden Aria Corp. and BKB Management Ltd

10.2

Management Agreement between Golden Aria Corp. and Mark Snyder

10.3

Termination Agreement between Golden Aria Corp. and CAB Financial Services Ltd.

10.4

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 9, 2009

(Signature)	Golden Aria Corp. By: “/s/ Robert McAllister” Robert McAllister President & Director